Robinhood Board of Directors Authorizes $1.5 Billion in Share Repurchases Demonstrating continued confidence in the company’s strategy and financial strength, the Robinhood Markets, Inc. Board of Directors has approved a new $1.5 billion share repurchase program, adding more than $1.1 billion of incremental capacity to the company’s remaining previous authorization. “Robinhood is a generational company with a massive long-term opportunity,” said Shiv Verma, Chief Financial Officer of Robinhood. “This authorization reflects the confidence of our management team and board in our ability to continue delivering innovative products for customers and creating value for shareholders while returning capital over time.” Robinhood previously announced a $1 billion share repurchase program in May 2024, with the Board authorizing an additional $500 million in April 2025. Through this program, as of March 20, 2025, we have repurchased over 25 million shares of Robinhood Class A common stock at an average price of approximately $45 per share for a total of more than $1.1 billion.

Management currently expects to execute the refreshed $1.5 billion authorization over approximately the next three years, with flexibility to accelerate if market conditions warrant. Cautionary Note Regarding Forward-Looking Statements This blog post contains forward-looking statements, including with respect to the share repurchase program and our current expectations with respect to timing. Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this blog post. Factors that contribute to the uncertain nature of our forward-looking statements include, among others, the fluctuations in our results and key metrics from quarter to quarter; our reliance on transaction-based revenue, including payment for order flow , and the risk of new regulation or bans on payment for order flow and similar practices; the need to maintain capital levels required by regulators and self-regulatory organizations; the risk that changes in business, economic, or political conditions that impact the global financial markets, or a systemic market event, might harm our business; our need to innovate and acquire or invest in new products, services, technologies and geographies in order to attract and retain customers and deepen their engagement with us in order to maintain growth. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results is included in Part I, Item 1A of our Annual Report on Form 10-K/A for the year ended December 31, 2025, as amended, as well as our other filings with the SEC, which are available on the SEC’s web site at www.sec.gov. Except as otherwise noted, all forward-looking statements are made as of the date of this blog post and are based on information and estimates available to us at this time. Except as required by law, we assume no obligation to update any of the statements in this blog post whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this blog post with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect.